Exhibit 99.1

Equity Residential Reports 2008 Results

Provides Outlook for 2009 Performance

CHICAGO--(BUSINESS WIRE)--February 4, 2009--Equity Residential (NYSE: EQR) today reported results for the quarter and year ended December 31, 2008. All per share results are reported on a fully-diluted basis.

“Our 2008 operating results were in line with our expectations due mostly to strong property performance in the first nine months of the year since we did not begin to feel the full impact of the slowing economy and mounting job losses until later in the year,” said David J. Neithercut, Equity Residential’s President and CEO. “2009 will be a challenging year as job losses are expected to continue, further weakening pricing power across our markets. Looking longer term, however, we are excited about our prospects because there is virtually no new product in the development pipeline and the demographic picture is very favorable for apartment fundamentals.”

Fourth Quarter 2008

For the fourth quarter 2008, the company reported a loss of $0.13 per share compared to earnings of $0.44 per share in the fourth quarter of 2007. The difference is primarily due to a previously announced development-related impairment charge of $116.4 million, or $0.40 per share, as well as lower gains from property sales caused by lower property sales volume in 2008.

Funds from Operations (FFO) for the quarter ended December 31, 2008 were $0.29 per share compared to $0.67 per share in the same period of 2007. The company’s pre-impairment FFO was $0.69 per share, approximately $0.07 per share above the midpoint of the company’s guidance range provided on October 29, 2008 and primarily attributable to the following:

  Higher property net operating income (NOI) than budgeted of approximately $0.01 per share due to expense savings;
  Debt extinguishment gains that were approximately $0.02 per share higher than the approximately $0.04 per share of gains the company had budgeted; and
  Lower interest expense of approximately $0.01 per share due to lower floating rates than budgeted; and other items, including lower than budgeted prepayment penalties and income taxes, of approximately $0.03 per share.

Year Ended December 31, 2008

For the year ended December 31, 2008, the company reported earnings of $1.49 per share compared to $3.39 per share for 2007.

FFO for the year ended December 31, 2008 was $2.18 per share compared to $2.39 per share in the same period of 2007. The company’s pre-impairment FFO for the full year was $2.58 per share.

Same Store Results

On a same store fourth quarter to fourth quarter comparison, which includes 123,543 apartment units, revenues increased 2.4%, expenses increased 1.8% and NOI increased 2.8%. The increase in same store revenues was driven primarily by an increase in average rental rates.

On a same store year over year comparison, which includes 115,051 apartment units, revenues increased 3.2%, expenses increased 2.2% and NOI increased 3.8%. The increase in same store revenues was driven primarily by an increase in average rental rates.

Acquisitions/Dispositions

During the fourth quarter 2008, the company acquired one property, consisting of 304 units, for a purchase price of $43.8 million at a stabilized capitalization (cap) rate of 5.6%. The company contracted in 2006 to purchase this recently completed Phoenix, Arizona property in a pre-sale arrangement.

Also during the quarter, the company sold seven properties, consisting of 1,332 apartment units, for an aggregate sale price of $89.7 million at an average cap rate of 6.7% generating an unlevered internal rate of return (IRR) of 10.3%. In addition, the company sold 32 condominium units for an aggregate sale price of $4.5 million.

During 2008, the company acquired seven properties, consisting of 2,141 apartment units, for an aggregate purchase price of $380.7 million at an average cap rate of 5.9%, as well as an uncompleted development property for a purchase price of $31.7 million.

Also during 2008, the company sold 41 properties, consisting of 10,127 apartment units, for an aggregate sale price of $896.7 million at an average cap rate of 5.9% generating an unlevered IRR of 10.6%. In addition, the company sold 130 condominium units for an aggregate sale price of $26.1 million and one land parcel for $3.3 million.

Liquidity

On December 23, 2008, the company announced that it closed a $543.0 million secured loan from Fannie Mae (NYSE: FNM). The loan is interest only and matures in eight years with the first seven years fixed and the last year at a floating rate of interest. The all-in effective interest rate is approximately 6%. Including the above mentioned loan, during 2008 the company borrowed approximately $1.6 billion in secured debt proceeds from Fannie Mae and Freddie Mac (NYSE: FRE) at a weighted average rate of approximately 5.7% for an average fixed rate term of approximately nine years.

The company used approximately $445.7 million in cash on hand from the secured loans referenced above to repurchase and retire approximately $464.4 million of various unsecured notes with maturities through 2011 both through open market transactions and a public tender. This activity included the company’s repurchase of approximately $174.0 million of these notes through December 31, 2008 and approximately $290.4 million of these notes during 2009. In total, this resulted in debt extinguishment gains to the company of approximately $18.7 million, all of which were recognized in 2008. Details of these transactions can be found on page 17 of this release.

The agency loans and debt repurchases are a continuation of the company’s strategy to proactively address its debt maturities and wholly-owned development funding needs. At December 31, 2008, the company had approximately $1.02 billion of unrestricted cash and federally insured investment deposits (approximately $129.0 million of which are classified as "Other assets" on the balance sheet) and approximately $1.3 billion available on its unsecured revolving credit facility. After the recent debt repurchases, the company currently has approximately $515.0 million of unrestricted cash and federally insured investment deposits and approximately $1.3 billion available on its unsecured revolving credit facility. The company’s total outstanding indebtedness is currently approximately $10.2 billion. The company has sufficient liquidity, between its line of credit and cash on hand, to meet its funding needs into 2011.

First Quarter and Full Year 2009 Guidance

The company has established an FFO guidance range of $0.53 to $0.58 per share for the first quarter of 2009.

The difference between the company’s pre-impairment fourth quarter 2008 FFO of $0.69 per share and the midpoint of the first quarter 2009 FFO guidance range is primarily a result of the following:

  Lower same store NOI of approximately $0.06 per share;
  Lower interest and other income in the first quarter of 2009 due to lower debt extinguishment gains. The company recorded debt extinguishment gains of approximately $0.06 per share in the fourth quarter 2008 and has no gains from debt extinguishment budgeted in the first quarter 2009; and
  Higher interest expense of approximately $0.02 per share due to the company's $543.0 million loan from Fannie Mae discussed above.

The company has established an FFO guidance range of $2.00 to $2.30 per share for the full year 2009. The assumptions underlying this guidance can be found on page 26 of this release.

The difference between the company’s pre-impairment full year 2008 FFO of $2.58 per share and the midpoint of the company’s guidance range for full year 2009 FFO is primarily a result of the following:

  Lower same store NOI of approximately $0.27 per share;
  Dilution from planned 2009 property sale and purchase activity totaling approximately $0.06 per share;
  Lower interest and other income of approximately $0.08 per share due primarily to the lower debt extinguishment gains mentioned above; and
  Higher interest expense of approximately $0.02 per share due to the company's $543.0 million loan from Fannie Mae offset by lower floating interest rates.

First Quarter 2009 Conference Call

Equity Residential expects to announce first quarter 2009 results on Wednesday, April 29, 2009 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, April 30, 2009.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 548 properties located in 23 states and the District of Columbia, consisting of 147,244 apartment units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results and outlook for 2009 will take place tomorrow, Thursday, February 5, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)

	Year Ended December 31,		Quarter Ended December 31,
	2008	2007	2008	2007
REVENUES
Rental income	$2,092,489	$1,937,874	$530,027	$502,771
Fee and asset management	10,715	9,183	3,318	2,246

Total revenues	2,103,204	1,947,057	533,345	505,017

EXPENSES
Property and maintenance	542,371	505,899	132,670	128,697
Real estate taxes and insurance	217,461	195,359	55,519	46,530
Property management	77,063	87,476	17,476	18,499
Fee and asset management	7,981	8,412	1,827	1,808
Depreciation	591,162	562,290	154,639	143,277
General and administrative	44,951	46,767	10,911	13,585
Impairment	122,103	1,726	119,247	706

Total expenses	1,603,092	1,407,929	492,289	353,102

Operating income	500,112	539,128	41,056	151,915

Interest and other income	33,540	20,144	22,481	7,815
Interest:
Expense incurred, net	(479,101)	(482,819)	(124,065)	(122,612)
Amortization of deferred financing costs	(9,701)	(10,121)	(2,950)	(2,268)

Income (loss) before income and other taxes, allocation to Minority Interests,
(loss) income from investments in unconsolidated entities, net gain on sales
of unconsolidated entities and land parcels and discontinued operations	44,850	66,332	(63,478)	34,850
Income and other tax (expense) benefit	(5,286)	(2,520)	653	(1,053)
Allocation to Minority Interests:
Operating Partnership, net	(1,735)	(2,663)	3,773	(1,935)
Preference Interests and Units	(15)	(441)	(4)	(4)
Partially Owned Properties	(2,650)	(2,200)	(885)	(1,203)
(Loss) income from investments in unconsolidated entities	(107)	332	(167)	147
Net gain on sales of unconsolidated entities	2,876	2,629	2,876	-
Net gain on sales of land parcels	2,976	6,360	-	1,130
Income (loss) from continuing operations, net of minority interests	40,909	67,829	(57,232)	31,932
Discontinued operations, net of minority interests	379,183	921,793	25,989	91,345
Net income (loss)	420,092	989,622	(31,243)	123,277
Preferred distributions	(14,507)	(22,792)	(3,620)	(3,635)
Premium on redemption of Preferred Shares	-	(6,154)	-	(10)
Net income (loss) available to Common Shares	$405,585	$960,676	$(34,863)	$119,632

Earnings per share – basic:
Income (loss) from continuing operations available to Common Shares	$0.10	$0.14	$(0.22)	$0.11
Net income (loss) available to Common Shares	$1.50	$3.44	$(0.13)	$0.44
Weighted average Common Shares outstanding	270,012	279,406	271,293	269,197

Earnings per share – diluted:
Income (loss) from continuing operations available to Common Shares	$0.10	$0.14	$(0.22)	$0.10
Net income (loss) available to Common Shares	$1.49	$3.39	$(0.13)	$0.44
Weighted average Common Shares outstanding	290,060	302,235	271,293	290,658

Distributions declared per Common Share outstanding	$1.93	$1.87	$0.4825	$0.4825

Equity Residential
Consolidated Statements of Funds From Operations
(Amounts in thousands except per share data)

	Year Ended December 31,		Quarter Ended December 31,
	2008	2007	2008	2007

Net income (loss)	$420,092	$989,622	$(31,243)	$123,277
Allocation to Minority Interests – Operating Partnership, net	1,735	2,663	(3,773)	1,935
Adjustments:
Depreciation	591,162	562,290	154,639	143,277
Depreciation – Non-real estate additions	(8,269)	(8,279)	(2,212)	(2,142)
Depreciation – Partially Owned and Unconsolidated Properties	4,157	4,379	1,054	1,117
Net gain on sales of unconsolidated entities	(2,876)	(2,629)	(2,876)	-
Discontinued operations:
Depreciation	11,746	54,124	333	7,102
Gain on sales of discontinued operations, net of minority interests	(368,382)	(873,767)	(26,181)	(80,041)
Net incremental (loss) gain on sales of condominium units	(3,932)	20,771	(1,289)	1,998
Minority Interests – Operating Partnership	718	3,256	(12)	774

FFO (1) (2)	646,151	752,430	88,440	197,297
Preferred distributions	(14,507)	(22,792)	(3,620)	(3,635)
Premium on redemption of Preferred Shares	-	(6,154)	-	(10)

FFO available to Common Shares and OP Units – basic (1) (2)	$631,644	$723,484	$84,820	$193,652

FFO available to Common Shares and OP Units – diluted (1) (2)	$632,307	$724,255	$84,820	$193,835

FFO per share and OP Unit – basic	$2.20	$2.42	$0.29	$0.67

FFO per share and OP Unit – diluted	$2.18	$2.39	$0.29	$0.67

Weighted average Common Shares and
OP Units outstanding – basic	287,630	298,392	288,251	287,728

Weighted average Common Shares and
OP Units outstanding – diluted	290,487	302,732	289,511	291,129

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and OP Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Minority Interests - Operating Partnership". Subject to certain restrictions, the Minority Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and OP Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and OP Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and OP Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and OP Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and OP Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)

	December 31,	December 31,
	2008	2007
ASSETS
Investment in real estate
Land	$3,671,299	$3,607,305
Depreciable property	13,908,594	13,556,681
Projects under development	855,473	828,530
Land held for development	254,873	340,834
Investment in real estate	18,690,239	18,333,350
Accumulated depreciation	(3,561,300)	(3,170,125)
Investment in real estate, net	15,128,939	15,163,225

Cash and cash equivalents	890,794	50,831
Investments in unconsolidated entities	5,795	3,547
Deposits – restricted	152,372	253,276
Escrow deposits – mortgage	19,729	20,174
Deferred financing costs, net	53,817	56,271
Other assets	283,664	142,453
Total assets	$16,535,110	$15,689,777

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes payable	$5,036,930	$3,605,971
Notes, net	5,464,316	5,763,762
Lines of credit	-	139,000
Accounts payable and accrued expenses	108,463	109,385
Accrued interest payable	113,846	124,717
Other liabilities	289,562	322,975
Security deposits	64,355	62,159
Distributions payable	141,843	141,244
Total liabilities	11,219,315	10,269,213

Commitments and contingencies
Minority Interests:
Operating Partnership	292,797	331,626
Preference Interests and Units	184	184
Partially Owned Properties	25,520	26,236
Total Minority Interests	318,501	358,046

Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,951,475 shares issued
and outstanding as of December 31, 2008 and 1,986,475
shares issued and outstanding as of December 31, 2007	208,786	209,662
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 272,786,760 shares issued
and outstanding as of December 31, 2008 and 269,554,661
shares issued and outstanding as of December 31, 2007	2,728	2,696
Paid in capital	4,340,138	4,266,538
Retained earnings	481,441	599,504
Accumulated other comprehensive loss	(35,799)	(15,882)
Total shareholders' equity	4,997,294	5,062,518
Total liabilities and shareholders' equity	$16,535,110	$15,689,777

Equity Residential
Portfolio Summary
As of December 31, 2008

					% of 2009	Average
				% of	Stabilized	Rental
	Markets	Properties	Units	Total Units	NOI	Rate (1)

1	New York Metro Area	22	6,246	4.2%	10.0%	$ 2,748
2	DC Northern Virginia	26	8,781	6.0%	8.8%	1,637
3	South Florida	39	12,897	8.8%	8.4%	1,270
4	Los Angeles	38	7,749	5.3%	7.8%	1,777
5	Seattle/Tacoma	49	11,138	7.6%	7.5%	1,330
6	San Francisco Bay Area	34	6,731	4.6%	6.5%	1,709
7	Boston	37	6,217	4.2%	6.4%	1,962
8	Phoenix	42	12,084	8.2%	5.3%	902
9	Denver	25	8,606	5.8%	5.0%	1,019
10	San Diego	14	4,491	3.1%	4.4%	1,655
11	Orlando	26	8,042	5.5%	4.3%	1,021
12	Atlanta	29	8,882	6.0%	3.9%	944
13	Inland Empire, CA	15	4,655	3.2%	3.7%	1,362
14	Suburban Maryland	21	5,559	3.8%	3.4%	1,180
15	Orange County, CA	10	3,307	2.2%	3.3%	1,597
16	New England (excluding Boston)	32	4,769	3.2%	2.5%	1,106
17	Portland, OR	11	3,713	2.5%	1.9%	959
18	Jacksonville	12	3,951	2.7%	1.7%	868
19	Dallas/Ft. Worth	14	3,427	2.3%	1.4%	936
20	Tampa	11	3,414	2.3%	1.3%	909
	Top 20 Total	507	134,659	91.5%	97.5%	1,344

21	Raleigh/Durham	12	3,058	2.1%	1.3%	818
22	Central Valley, CA	8	1,343	0.9%	0.6%	1,090
23	Other EQR	15	3,318	2.2%	0.6%	907
	Total	542	142,378	96.7%	100.0%	1,320

	Condominium Conversion	4	157	0.1%	-	-
	Military Housing	2	4,709	3.2%	-	-
	Grand Total	548	147,244	100.0%	100.0%	$ 1,320

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of December 2008.

Equity Residential

Portfolio as of December 31, 2008

		Properties	Units

Wholly Owned Properties		477	127,002
Partially Owned Properties:
Consolidated		28	5,757
Unconsolidated		41	9,776
Military Housing (Fee Managed)		2	4,709

		548	147,244

Portfolio Rollforward Q4 2008
($ in thousands)
			Purchase/
			(Sale)	Cap
	Properties	Units	Price	Rate

9/30/2008	554	147,326

Acquisitions:
Rental Properties	1	304	$43,820	5.6%
Military Housing (Fee Managed) (1)	1	978
Dispositions:
Rental Properties:
Consolidated	(4)	(662)	$(55,100)	6.7%
Unconsolidated (2)	(3)	(670)	$(34,600)	6.7%
Condominium Conversion Properties	(1)	(32)	$(4,457)

12/31/2008	548	147,244

Portfolio Rollforward 2008
($ in thousands)
			Purchase/
			(Sale)	Cap
	Properties	Units	Price	Rate

12/31/2007	579	152,821

Acquisitions:
Rental Properties	7	2,141	$380,683	5.9%
Uncompleted Developments (3)	-	-	$31,705
Military Housing (Fee Managed) (1)	1	978
Dispositions:
Rental Properties:
Consolidated	(38)	(9,457)	$(862,099)	5.8%	}	5.9% combined
Unconsolidated (2)	(3)	(670)	$(34,600)	6.7%
Condominium Conversion Properties	(4)	(130)	$(26,101)
Land Parcel (one)	-	-	$(3,300)
Completed Developments	6	1,558
Configuration Changes	-	3

12/31/2008	548	147,244

(1)			The Company assumed management of 978 housing units at McChord Air Force Base in Washington state and invested $2.4 million towards its redevelopment. McChord AFB adjoins Ft. Lewis, a U.S. Army base at which the Company already manages 3,731 units.

(2)			ERPOP owned a 25% interest in these unconsolidated rental properties. Sale price listed is the gross sale price.

(3)			Represents the acquisition of Mosaic at Metro in Hyattsville, Maryland. See the Consolidated Development Projects schedule for further information.

Equity Residential

Fourth Quarter 2008 vs. Fourth Quarter 2007
Quarter over Quarter Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 123,543 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q4 2008	$475,375	$171,320	$304,055	$1,362	94.3%	15.4%
Q4 2007	$464,102	$168,340	$295,762	$1,329	94.4%	14.7%

Change	$11,273	$2,980	$8,293	$33	(0.1%)	0.7%

Change	2.4%	1.8%	2.8%	2.5%

Fourth Quarter 2008 vs. Third Quarter 2008
Sequential Quarter over Quarter Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 128,104 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q4 2008	$492,717	$178,803	$313,914	$1,363	94.2%	15.4%
Q3 2008	$495,049	$182,548	$312,501	$1,366	94.4%	18.6%

Change	$(2,332)	$(3,745)	$1,413	$(3)	(0.2%)	(3.2%)

Change	(0.5%)	(2.1%)	0.5%	(0.2%)

2008 vs. 2007
Year over Year Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 115,051 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

2008	$1,739,004	$632,366	$1,106,638	$1,334	94.5%	63.5%
2007	$1,685,196	$618,882	$1,066,314	$1,292	94.6%	63.6%

Change	$53,808	$13,484	$40,324	$42	(0.1%)	(0.1%)

Change	3.2%	2.2%	3.8%	3.3%

(1)	The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential

Same Store NOI Reconciliation
Fourth Quarter 2008 vs. Fourth Quarter 2007

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the Fourth Quarter 2008 Same Store Properties:

	Quarter Ended December 31,
	2008	2007
	(Amounts in thousands)

Operating income	$41,056	$151,915
Adjustments:
Non-same store operating results	(20,307)	(13,283)
Fee and asset management revenue	(3,318)	(2,246)
Fee and asset management expense	1,827	1,808
Depreciation	154,639	143,277
General and administrative	10,911	13,585
Impairment	119,247	706

Same store NOI	$304,055	$295,762

Same Store NOI Reconciliation
2008 vs. 2007

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the 2008 Same Store Properties:

	Year Ended December 31,
	2008	2007
	(Amounts in thousands)

Operating income	$500,112	$539,128
Adjustments:
Non-same store operating results	(148,956)	(82,826)
Fee and asset management revenue	(10,715)	(9,183)
Fee and asset management expense	7,981	8,412
Depreciation	591,162	562,290
General and administrative	44,951	46,767
Impairment	122,103	1,726

Same store NOI	$1,106,638	$1,066,314

Equity Residential
Fourth Quarter 2008 vs. Fourth Quarter 2007
Same Store Results by Market

						Increase (Decrease) from Prior Year's Quarter
			Q4 2008	Q4 2008	Q4 2008
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	6,246	10.6%	$ 2,773	95.9%	3.9%	5.9%	2.9%	3.1%	0.9%
2	South Florida	11,761	8.3%	1,294	93.0%	0.2%	(4.0%)	3.3%	(0.6%)	0.7%
3	DC Northern Virginia	7,661	8.2%	1,672	95.2%	3.6%	4.1%	3.4%	3.2%	0.3%
4	Los Angeles	6,863	7.7%	1,779	94.1%	3.1%	3.9%	2.7%	3.3%	(0.2%)
5	Seattle/Tacoma	8,708	7.5%	1,399	94.2%	6.9%	3.8%	8.5%	6.8%	0.1%
6	San Francisco Bay Area	6,364	6.9%	1,728	94.9%	6.7%	4.7%	7.7%	7.2%	(0.4%)
7	Boston	5,805	6.5%	1,909	94.8%	2.5%	(2.0%)	5.4%	3.5%	(0.9%)
8	Phoenix	10,238	5.3%	903	93.9%	(3.2%)	3.6%	(6.9%)	(3.0%)	(0.2%)
9	Denver	8,059	5.1%	1,023	94.0%	3.9%	1.9%	4.8%	5.1%	(1.1%)
10	San Diego	4,262	4.4%	1,681	93.1%	2.8%	7.2%	0.6%	5.0%	(1.9%)
11	Orlando	7,525	4.3%	1,020	93.4%	(2.6%)	0.6%	(4.5%)	(2.2%)	(0.3%)
12	Atlanta	7,698	4.2%	982	94.6%	0.4%	0.4%	0.3%	0.6%	(0.3%)
13	Inland Empire, CA	4,355	3.7%	1,380	94.6%	2.0%	2.2%	1.9%	1.0%	1.0%
14	Orange County, CA	3,175	3.4%	1,616	95.4%	2.8%	(4.0%)	5.9%	2.4%	0.3%
15	New England (excluding Boston)	4,769	2.7%	1,116	94.1%	1.0%	2.9%	(0.5%)	1.0%	0.0%
16	Suburban Maryland	3,687	2.6%	1,192	94.1%	5.1%	(5.4%)	12.2%	5.0%	0.0%
17	Portland, OR	3,409	2.0%	987	95.4%	4.8%	0.2%	7.7%	5.2%	(0.4%)
18	Jacksonville	3,231	1.5%	878	93.2%	(5.5%)	1.8%	(10.0%)	(4.3%)	(1.2%)
19	Dallas/Ft. Worth	2,601	1.4%	1,010	95.0%	5.0%	3.1%	6.4%	4.0%	0.9%
20	Raleigh/Durham	2,666	1.3%	843	95.1%	2.4%	1.3%	3.1%	2.1%	0.2%

	Top 20 Markets	119,083	97.6%	1,376	94.3%	2.5%	1.8%	2.9%	2.6%	(0.1%)
	All Other Markets	4,460	2.4%	996	94.0%	0.6%	1.8%	(0.3%)	0.1%	0.4%

	Total	123,543	100.0%	$ 1,362	94.3%	2.4%	1.8%	2.8%	2.5%	(0.1%)

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
Fourth Quarter 2008 vs. Third Quarter 2008
Sequential Same Store Results by Market

						Increase (Decrease) from Prior Quarter
			Q4 2008	Q4 2008	Q4 2008
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	6,246	10.2%	$2,773	95.9%	(0.7%)	3.9%	(3.0%)	(0.8%)	0.2%
2	DC Northern Virginia	8,781	9.0%	1,656	94.9%	(0.5%)	0.7%	(1.1%)	0.2%	(0.7%)
3	South Florida	12,465	8.5%	1,294	93.0%	(1.0%)	(2.1%)	(0.2%)	(0.8%)	(0.2%)
4	Los Angeles	7,442	7.9%	1,794	94.2%	0.3%	(1.0%)	0.9%	0.1%	0.1%
5	Seattle/Tacoma	8,708	7.2%	1,399	94.2%	(1.4%)	(4.9%)	0.5%	(0.8%)	(0.6%)
6	San Francisco Bay Area	6,364	6.7%	1,728	94.9%	0.4%	(3.1%)	2.2%	0.5%	(0.2%)
7	Boston	5,805	6.3%	1,909	94.8%	1.0%	0.5%	1.2%	2.0%	(1.0%)
8	Phoenix	10,646	5.4%	906	93.8%	(0.8%)	(5.3%)	2.2%	(1.6%)	0.8%
9	Denver	8,059	5.0%	1,023	94.0%	(0.7%)	(8.0%)	3.2%	0.2%	(0.9%)
10	San Diego	4,491	4.4%	1,677	93.1%	(0.6%)	3.3%	(2.4%)	1.1%	(1.6%)
11	Orlando	7,525	4.2%	1,020	93.4%	(1.4%)	(4.9%)	1.1%	(1.1%)	(0.2%)
12	Atlanta	7,698	4.0%	982	94.6%	(1.0%)	(6.3%)	3.1%	(0.8%)	(0.2%)
13	Inland Empire, CA	4,355	3.6%	1,380	94.6%	1.7%	(5.7%)	6.0%	0.0%	1.6%
14	Orange County, CA	3,175	3.3%	1,616	95.4%	0.3%	(4.7%)	2.5%	(0.8%)	1.0%
15	Suburban Maryland	4,455	2.9%	1,192	93.5%	(1.6%)	1.5%	(3.5%)	(0.8%)	(0.8%)
16	New England (excluding Boston)	4,769	2.6%	1,116	94.1%	(0.4%)	1.1%	(1.6%)	(0.1%)	(0.3%)
17	Portland, OR	3,409	1.9%	987	95.4%	0.8%	(5.0%)	4.4%	0.0%	0.7%
18	Jacksonville	3,711	1.8%	895	93.2%	(2.7%)	(5.0%)	(1.1%)	(1.9%)	(0.8%)
19	Dallas/Ft. Worth	2,601	1.4%	1,010	95.0%	(0.9%)	(3.7%)	1.3%	0.0%	(0.8%)
20	Tampa	2,854	1.3%	929	93.9%	(2.3%)	(2.6%)	(2.0%)	(2.2%)	0.0%

	Top 20 Markets	123,559	97.6%	1,378	94.2%	(0.5%)	(2.1%)	0.4%	(0.3%)	(0.2%)
	All Other Markets	4,545	2.4%	952	94.7%	0.5%	(1.9%)	2.0%	0.3%	0.2%

	Total	128,104	100.0%	$1,363	94.2%	(0.5%)	(2.1%)	0.5%	(0.2%)	(0.2%)

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
2008 vs. 2007
Same Store Results by Market

						Increase (Decrease) from Prior Year
			2008	2008	2008
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	5,443	10.2%	$2,718	95.6%	3.8%	5.2%	3.1%	4.1%	(0.3%)
2	Los Angeles	6,748	8.1%	1,752	94.2%	3.5%	3.1%	3.6%	4.3%	(0.7%)
3	Seattle/Tacoma	8,402	7.7%	1,373	94.5%	8.2%	4.2%	10.4%	8.5%	(0.3%)
4	DC Northern Virginia	6,870	7.4%	1,547	95.6%	4.4%	1.0%	6.1%	3.5%	0.7%
5	South Florida	9,027	7.0%	1,291	93.6%	(0.3%)	0.0%	(0.6%)	(0.9%)	0.5%
6	Boston	5,649	6.8%	1,888	95.5%	3.2%	2.6%	3.6%	2.8%	0.4%
7	San Francisco Bay Area	5,793	6.6%	1,646	95.1%	7.4%	1.3%	10.6%	8.0%	(0.5%)
8	Phoenix	9,350	5.5%	920	94.1%	(1.2%)	2.1%	(3.1%)	(1.4%)	0.2%
9	Denver	7,309	4.9%	991	94.8%	5.9%	2.0%	8.0%	6.4%	(0.5%)
10	Orlando	6,931	4.4%	1,031	93.6%	(1.9%)	1.3%	(3.8%)	(1.6%)	(0.3%)
11	San Diego	3,822	4.4%	1,663	94.1%	3.2%	3.2%	3.1%	4.1%	(0.8%)
12	Atlanta	7,516	4.4%	982	94.7%	2.6%	2.3%	2.8%	3.1%	(0.5%)
13	Inland Empire, CA	4,355	4.0%	1,373	93.9%	2.0%	0.9%	2.6%	1.6%	0.3%
14	Orange County, CA	3,013	3.5%	1,616	94.5%	3.1%	(0.1%)	4.6%	4.1%	(0.9%)
15	New England (excluding Boston)	4,769	2.9%	1,111	94.5%	1.7%	3.5%	0.2%	1.8%	(0.2%)
16	Suburban Maryland	3,687	2.8%	1,175	94.4%	8.0%	(0.8%)	14.1%	6.4%	1.4%
17	Portland, OR	3,409	2.1%	976	95.0%	4.9%	1.6%	7.0%	5.5%	(0.6%)
18	Jacksonville	3,231	1.7%	897	93.6%	(2.9%)	2.8%	(6.5%)	(1.8%)	(1.0%)
19	Dallas/Ft. Worth	2,601	1.5%	996	95.6%	5.1%	5.0%	5.1%	4.3%	0.7%
20	Tampa	2,581	1.4%	932	94.0%	(0.6%)	0.5%	(1.4%)	(0.8%)	0.2%

	Top 20 Markets	110,506	97.3%	1,350	94.5%	3.2%	2.2%	3.8%	3.3%	(0.1%)
	All Other Markets	4,545	2.7%	942	94.8%	3.1%	0.4%	4.9%	2.9%	0.1%

	Total	115,051	100.0%	$1,334	94.5%	3.2%	2.2%	3.8%	3.3%	(0.1%)

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential

Debt Summary as of December 31, 2008
(Amounts in thousands)
							Weighted
						Weighted	Average
						Average	Maturities
				Amounts (1)	% of Total	Rates (1)	(years)

Secured				$5,036,930	48.0%	5.18%	8.3
Unsecured				5,464,316	52.0%	5.46%	5.5

	Total			$10,501,246	100.0%	5.34%	6.9

Fixed Rate Debt:
	Secured - Conventional			$3,805,652	36.2%	6.00%	7.2
	Unsecured - Public/Private			4,701,372	44.8%	5.69%	5.7
	Unsecured - Tax Exempt			75,790	0.7%	5.07%	20.5

	Fixed Rate Debt			8,582,814	81.7%	5.80%	6.5

Floating Rate Debt:
	Secured - Conventional			595,388	5.7%	3.78%	2.4
	Secured - Tax Exempt			635,890	6.1%	2.50%	21.6
	Unsecured - Public/Private			651,554	6.2%	3.89%	1.5
	Unsecured - Tax Exempt			35,600	0.3%	1.05%	20.0
	Unsecured - Revolving Credit Facility			-	-	4.31%	3.1

	Floating Rate Debt			1,918,432	18.3%	3.39%	8.5

Total				$10,501,246	100.0%	5.34%	6.9

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the year ended December 31, 2008.

	Note: The Company capitalized interest of approximately $60.1 million and $45.1 million during the years ended December 31, 2008 and 2007, respectively. The Company capitalized interest of approximately $15.0 million and $14.3 million during the quarters ended December 31, 2008 and 2007, respectively.

Debt Maturity Schedule as of December 31, 2008
(Amounts in thousands)

						Weighted	Weighted
						Average Rates	Average
		Fixed	Floating		% of	on Fixed	Rates on
Year		Rate (1)	Rate (1)	Total	Total	Rate Debt (1)	Total Debt (1)

2009	(2)	$350,974	$512,424	$863,398	8.2%	6.79%	4.62%
2010	(3)	294,968	658,515	953,483	9.1%	7.01%	4.42%
2011	(2) (4)	1,451,164	63,178	1,514,342	14.4%	5.71%	5.57%
2012		908,196	3,658	911,854	8.7%	6.08%	6.08%
2013		566,333	-	566,333	5.4%	5.93%	5.93%
2014		517,470	-	517,470	4.9%	5.28%	5.28%
2015		355,620	-	355,620	3.4%	6.41%	6.41%
2016		1,089,317	-	1,089,317	10.4%	5.32%	5.32%
2017		1,346,649	456	1,347,105	12.8%	5.87%	5.87%
2018		335,496	44,677	380,173	3.6%	5.96%	5.63%
2019+		1,366,627	635,524	2,002,151	19.1%	5.85%	4.98%

Total		$8,582,814	$1,918,432	$10,501,246	100.0%	5.86%	5.37%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of December 31, 2008.

(2)	On January 27, 2009, the Company repurchased at par $105.2 million of its 4.75% unsecured notes due June 15, 2009 and $185.2 million of its 6.95% unsecured notes due March 2, 2011 pursuant to a cash tender offer announced on January 16, 2009.

(3)	Includes the Company's $500.0 million floating rate term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(4)	Includes $548.6 million face value of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

Equity Residential
Unsecured Debt Summary as of December 31, 2008
(Amounts in thousands)

						Unamortized
		Coupon	Due		Face	Premium/	Net
		Rate	Date		Amount	(Discount)	Balance

	Fixed Rate Notes:
		4.750%	06/15/09	(1)	$227,400	$(98)	$227,302
		6.950%	03/02/11	(2)	300,000	2,047	302,047
		6.625%	03/15/12		400,000	(942)	399,058
		5.500%	10/01/12		350,000	(1,295)	348,705
		5.200%	04/01/13		400,000	(503)	399,497
		5.250%	09/15/14		500,000	(351)	499,649
		6.584%	04/13/15		300,000	(700)	299,300
		5.125%	03/15/16		500,000	(386)	499,614
		5.375%	08/01/16		400,000	(1,407)	398,593
		5.750%	06/15/17		650,000	(4,323)	645,677
		7.125%	10/15/17		150,000	(570)	149,430
		7.570%	08/15/26		140,000	-	140,000
		3.850%	08/15/26	(3)	548,557	(6,057)	542,500
	Floating Rate Adjustments			(1)	(150,000)	-	(150,000)

					4,715,957	(14,585)	4,701,372

	Fixed Rate Tax Exempt Notes:
		5.200%	06/15/29	(4)	75,790	-	75,790

	Floating Rate Tax Exempt Notes:
		7-Day SIFMA	12/15/28	(4)	35,600	-	35,600

	Floating Rate Notes:
			06/15/09	(1)	150,000	-	150,000
	FAS 133 Adjustments - net			(1)	1,554	-	1,554
	Term Loan Facility	LIBOR+0.50%	10/05/10	(4) (5)	500,000	-	500,000

					651,554	-	651,554

	Revolving Credit Facility:	LIBOR+0.50%	02/28/12	(6)	-	-	-

	Total Unsecured Debt				$5,478,901	$(14,585)	$5,464,316

	Note: SIFMA stands for the Securities Industry and Financial Markets Association and is the tax-exempt index equivalent of LIBOR.

(1)	$150.0 million in fair value interest rate swaps converts a portion of the 4.750% notes due June 15, 2009 to a floating interest rate. During the year ended December 31, 2008, the Company repurchased $72.6 million of these notes at a discount to par of approximately 1.0% and recognized a gain on early debt extinguishment of $0.7 million. During the quarter ended December 31, 2008, the Company repurchased $44.1 million of these notes at a discount to par of approximately 1.1% and recognized a gain on early debt extinguishment of $0.4 million. On January 27, 2009, the Company repurchased $105.2 million of these notes at par pursuant to a cash tender offer announced on January 16, 2009.

(2)	On January 27, 2009, the Company repurchased $185.2 million of these notes at par pursuant to a cash tender offer announced on January 16, 2009.

(3)	Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021. During the year and quarter ended December 31, 2008, the Company repurchased $101.4 million of these notes at a discount to par of approximately 17.7% and recognized a gain on early debt extinguishment of $18.0 million.

(4)	Notes are private. All other unsecured debt is public.

(5)	Represents the Company's $500.0 million term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(6)	As of December 31, 2008, there was no amount outstanding and approximately $1.29 billion available on the Company's unsecured revolving credit facility.

Equity Residential

Selected Unsecured Public Debt Covenants

			December 31,	September 30,
			2008	2008

Total Debt to Adjusted Total Assets (not to exceed 60%)			52.3%	51.2%

Secured Debt to Adjusted Total Assets (not to exceed 40%)			25.1%	22.8%

Consolidated Income Available for Debt Service to
	Maximum Annual Service Charges
	(must be at least 1.5 to 1)		2.21	2.23

Total Unsecured Assets to Unsecured Debt
	(must be at least 150%)		218.8%	220.4%

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Debt Repurchases
(Amounts in thousands)

	Third Quarter 2008 Activity

					Write-off of
	Bonds	Price	%	Extinguishment	Unamortized
Security	Retired	Paid	Discount	Gain	Discount/Fees

2009 4.75% Public Notes	$28,480	$28,214	0.9%	$266	$70

Total	$28,480	$28,214	0.9%	$266	$70

	Fourth Quarter 2008 Activity

					Write-off of
	Bonds	Price	%	Extinguishment	Unamortized
Security	Retired	Paid	Discount	Gain	Discount/Fees

2009 4.75% Public Notes	$44,120	$43,639	1.1%	$481	$80

2026 3.85% Convertible Notes (1)	101,443	83,453	17.7%	17,990	1,929

Total	$145,563	$127,092	12.7%	$18,471	$2,009

	First Quarter 2009 Activity

					Write-off of
	Bonds	Price	%	Extinguishment	Unamortized
Security	Retired	Paid	Discount	Gain	Discount/Fees

2009 4.75% Public Notes	$105,161	$105,161	0.0%	$-	$125

2011 6.95% Public Notes	185,194	185,194	0.0%	-	1,379

Total	$290,355	$290,355	0.0%	$-	$1,504

(1) 2026 3.85% Convertible Notes are putable to the Company in 2011.

Equity Residential

Capital Structure as of December 31, 2008
(Amounts in thousands except for share and per share amounts)

	Secured Debt				$5,036,930	48.0%
	Unsecured Debt				5,464,316	52.0%
Total Debt					10,501,246	100.0%	54.3%

	Common Shares		272,786,760	94.2%
	OP Units		16,679,777	5.8%

Total Shares and OP Units			289,466,537	100.0%
Common Share Equivalents (see below)			406,167

Total outstanding at quarter-end			289,872,704
Common Share Price at December 31, 2008			$29.82
					8,644,004	97.7%
Perpetual Preferred Equity (see below)					200,000	2.3%
Total Equity					8,844,004	100.0%	45.7%

Total Market Capitalization					$19,345,250		100.0%

Convertible Preferred Equity as of December 31, 2008
(Amounts in thousands except for share/unit and per share/unit amounts)

				Annual	Annual	Weighted		Common
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average	Conversion	Share
Series	Date	Shares/Units	Value	Per Share/Unit	Amount	Rate	Ratio	Equivalents

Preferred Shares:
7.00% Series E	11/1/98	329,016	$8,225	$1.75	$576		1.1128	366,129
7.00% Series H	6/30/98	22,459	561	1.75	39		1.4480	32,521
Junior Preference Units:
8.00% Series B	7/29/09	7,367	184	2.00	15		1.020408	7,517

Total Convertible Preferred Equity		358,842	$8,970		$630	7.02%		406,167

Perpetual Preferred Equity as of December 31, 2008
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$200,000		$13,865	6.93%

Equity Residential
Common Share and Operating Partnership Unit (OP Unit)
Weighted Average Amounts Outstanding

	2008	2007	Q408 (1)	Q407

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	270,011,946	279,406,365	271,292,534	269,197,434
Shares issuable from assumed conversion/vesting of:
- OP Units	17,618,514	18,985,960	-	18,530,596
- share options/restricted shares	2,429,163	3,842,868	-	2,929,623

Total Common Shares and OP Units - diluted	290,059,623	302,235,193	271,292,534	290,657,653

Weighted Average Amounts Outstanding for FFO Purposes:
Common Shares - basic	270,011,946	279,406,365	271,292,534	269,197,434
OP Units - basic	17,618,514	18,985,960	16,958,491	18,530,596

Total Common Shares and OP Units - basic	287,630,460	298,392,325	288,251,025	287,728,030
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	427,090	496,959	-	471,314
- share options/restricted shares	2,429,163	3,842,868	1,260,145	2,929,623

Total Common Shares and OP Units - diluted	290,486,713	302,732,152	289,511,170	291,128,967

Period Ending Amounts Outstanding:
Common Shares - basic	272,786,760
OP Units - basic	16,679,777

Total Common Shares and OP Units - basic	289,466,537

(1)	In accordance with SFAS No. 128, Earnings Per Share, potential common shares issuable from the assumed conversion of OP Units, the exercise of share options and the vesting of restricted shares are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations for the fourth quarter ended December 31, 2008.

Equity Residential
Partially Owned Entities as of December 31, 2008
(Amounts in thousands except for project and unit amounts)

			Consolidated					Unconsolidated
			Development Projects
			Held for					Institutional
			and/or Under	Completed, Not	Completed			Joint
			Development	Stabilized (4)	and Stabilized	Other	Total	Ventures (5)

Total projects		(1)	-	2	5	21	28	41

Total units		(1)	-	410	1,405	3,942	5,757	9,776

Operating information for the year
	ended 12/31/08 (at 100%):
	Operating revenue		$958	$2,310	$24,111	$58,528	$85,907	$104,128
	Operating expenses		1,245	2,693	10,965	19,624	34,527	46,845

	Net operating (loss) income		(287)	(383)	13,146	38,904	51,380	57,283
	Depreciation		370	2,065	9,427	14,737	26,599	21,523
	Other		311	-	2,189	71	2,571	408

	Operating (loss) income		(968)	(2,448)	1,530	24,096	22,210	35,352
	Interest and other income		50	11	61	390	512	516
	Interest:
	Expense incurred, net		(564)	(1,157)	(7,522)	(20,257)	(29,500)	(37,470)
	Amortization of deferred financing costs		-	(94)	(180)	(141)	(415)	(617)
	Income and other tax (expense) benefit		(146)	-	-	(30)	(176)	(417)

	Net (loss) income		$(1,628)	$(3,688)	$(6,111)	$4,058	$(7,369)	$(2,636)

Debt - Secured (2):
	EQR Ownership (3)		$517,543	$76,708	$141,206	$287,986	$1,023,443	$121,200
	Minority Ownership		-	-	-	14,228	14,228	363,600

Total (at 100%)			$517,543	$76,708	$141,206	$302,214	$1,037,671	$484,800

(1)	Project and unit counts exclude all uncompleted development projects until those projects are substantially completed. See the Consolidated Development Projects schedule for more detail.

(2)	All debt is non-recourse to the Company with the exception of $111.8 million in mortgage debt on various development projects.

(3)	Represents the Company's current economic ownership interest.

(4)	Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

(5)	Mortgage debt is also partially collateralized by $33.4 million in unconsolidated restricted cash set aside from the net proceeds of property sales.

Equity Residential
Consolidated Development Projects as of December 31, 2008
(Amounts in thousands except for project and unit amounts)

						Total Book Value Not Placed in Service
			Total Capital Cost (1)	Total Book Value to Date								Estimated Completion Date	Estimated Stabilization Date
		No. of Units					Total Debt		Percentage Completed	Percentage Leased	Percentage Occupied
Projects	Location

Projects Under Development - Wholly Owned:
Mosaic at Metro	Hyattsville, MD	260	$61,483	$53,329		$53,329	$38,425		94%	21%	14%	Q1 2009	Q1 2010
70 Greene (a.k.a. 77 Hudson)	Jersey City, NJ	480	269,958	196,126		196,126	-		79%	-	-	Q4 2009	Q1 2011
Reserve at Town Center II	Mill Creek, WA	100	24,464	9,324		9,324	-		27%	-	-	Q1 2010	Q3 2010
Redmond Way	Redmond, WA	250	84,382	22,434		22,434	-		7%	-	-	Q1 2011	Q1 2012

Projects Under Development - Wholly Owned		1,090	440,287	281,213		281,213	38,425

Projects Under Development - Partially Owned:
Third Square (a.k.a. 303 Third Street)	Cambridge, MA	482	254,523	250,629		126,437	158,515		98%	36%	29%	Q1 2009	Q2 2010
Veridian (a.k.a. Silver Spring)	Silver Spring, MD	457	148,705	139,904		139,904	98,674		95%	22%	5%	Q1 2009	Q3 2010
Montclair Metro	Montclair, NJ	163	48,730	29,326		29,326	14,540		64%	-	-	Q3 2009	Q1 2010
Red Road Commons	South Miami, FL	404	128,816	96,600		96,600	39,028		71%	-	-	Q1 2010	Q3 2011
111 Lawrence Street	Brooklyn, NY	492	283,968	108,727		108,727	-		32%	-	-	Q2 2010	Q3 2011
Westgate	Pasadena, CA	480	170,558	73,266		73,266	163,160	(2)	24%	-	-	Q2 2011	Q2 2012

Projects Under Development - Partially Owned		2,478	1,035,300	698,452		574,260	473,917

Projects Under Development		3,568	1,475,587	979,665		855,473	512,342	(3)

Land Held for Development		N/A	-	254,873	(5)	254,873	43,626

Land/Projects Held for and/or Under Development		3,568	1,475,587	1,234,538		1,110,346	555,968

Completed Not Stabilized - Wholly Owned (4):
Key Isle at Windermere II	Orlando, FL	165	27,955	27,825		-	-			93%	89%	Completed	Q1 2009
West End Apartments (a.k.a. Emerson/CRP II)	Boston, MA	310	164,981	163,145		-	-			92%	86%	Completed	Q2 2009
Highland Glen II	Westwood, MA	102	19,888	19,868		-	-			86%	86%	Completed	Q2 2009
Crowntree Lakes	Orlando, FL	352	57,376	56,680		-	-			81%	69%	Completed	Q4 2009
Reunion at Redmond Ridge	Redmond, WA	321	54,418	52,909		-	-			31%	28%	Completed	Q3 2010

Projects Completed Not Stabilized - Wholly Owned		1,250	324,618	320,427		-	-

Completed Not Stabilized - Partially Owned (4):
Alta Pacific	Irvine, CA	132	45,342	45,317		-	28,260			95%	89%	Completed	Q1 2009
1401 South State (a.k.a. City Lofts)	Chicago, IL	278	69,952	68,247		-	48,448			63%	53%	Completed	Q3 2009

Projects Completed Not Stabilized - Partially Owned		410	115,294	113,564		-	76,708

Projects Completed Not Stabilized		1,660	439,912	433,991		-	76,708

Total Projects		5,228	$1,915,499	$1,668,529		$1,110,346	$632,676

									Total Capital	Q4 2008
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS									Cost (1)	NOI
Projects Under Development									$1,475,587	$(233)
Completed Not Stabilized									439,912	2,789
Total Development NOI Contribution									$1,915,499	$2,556

(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2) Debt is primarily tax-exempt bonds that are entirely outstanding with $94.1 million held in escrow by the lender and released as draw requests are made. This escrowed amount is classified as "Deposits - restricted" in the consolidated balance sheets at 12/31/08.

(3) Of the approximately $495.9 million of capital cost remaining to be funded at 12/31/08 for projects under development, $341.4 million will be funded by fully committed third party bank loans and the remaining $154.5 million will be funded by cash on hand.

(4) Properties included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

(5) Total book value to date of land held for development declined significantly since 9/30/08 primarily as a result of the $116.4 million impairment charge that the Company announced on January 9, 2009.

Equity Residential
Consolidated Condominium Conversion Projects as of December 31, 2008
(Amounts in thousands except for project and unit amounts)

				Units				2008 YTD Activity			Q4 2008
						Available for Sale/Other
										FFO			FFO
		Project	Estimated							Incremental			Incremental
		Start	Close Out		Units	Sold Not	Available/	Units	Sales	(Loss) Gain	Units	Sales	(Loss) Gain
Projects	Location	Date (1)	Date	Total	Closed	Closed	Other	Closed	Price	on Sale (2)	Closed	Price	on Sale (2)

For Sale
Park Bloomingdale	Bloomingdale, IL	Q2 2006	Q1 2009	250	249	1	-	69	$10,948	$(923)	29	$3,913	$(979)
Arrington Place	Issaquah, WA	Q1 2007	Q4 2009	130	67	-	63	22	5,886	384	-	-	(5)

				380	316	1	63	91	16,834	(539)	29	3,913	(984)

Closed Out/Other
Belle Arts (3)	Bellevue, WA	Q4 2006	N/A	128	127	-	1	-	-	(10)	-	-	(11)
The Cleo (The Alexandria) (4)	Los Angeles, CA	Q3 2007	N/A	104	12	-	92	12	3,530	378	2	442	(86)
South Palm Place	Tamarac, FL	Q2 2005	Q4 2008	208	208	-	-	6	848	(507)	1	102	(180)
Chantecleer Lakes	Naperville, IL	Q4 2005	Q1 2008	304	304	-	-	2	326	(12)	-	-	(4)
Pacific Cove	Playa Del Ray, CA	Q3 2006	Q1 2008	80	80	-	-	1	520	(97)	-	-	(7)
Milano Terrace	Scottsdale, AZ	Q2 2005	Q2 2008	224	224	-	-	18	4,043	215	-	-	(5)
Projects closed out prior to 2008 (2)				4,289	4,289	-	-	-	-	(3,360)	-	-	(12)

				5,337	5,244	-	93	39	9,267	(3,393)	3	544	(305)

Totals			4	5,717	5,560	1	156	130	$26,101	$(3,932)	32	$4,457	$(1,289)

Net incremental (loss) on sales of condominium units (2)										$(3,932)			$(1,289)
Corporate overhead (property management expense)										(2,755)			(694)
Other expenses										(2,289)			(849)
Discontinued operating loss of active conversions										(3,737)			(878)
Income of halted conversions (5)										561			392

Pre-tax net loss - Condominium division (6)										$(12,152)			$(3,318)

(1) Project start date represents the date that each respective property was acquired by the taxable REIT subsidiary and included in discontinued operations.

(2) Amounts are net of $313,000 and $67,000 in reserves for potential homeowners disputes for the year and quarter ended December 31, 2008, respectively. The Company recorded an additional reserve of $3,197,000 in the second quarter of 2008 on various projects closed out prior to 2008.

(3) Belle Arts - In order to retain certain development rights, the remaining unit is not available for sale at this time.

(4) The Cleo (The Alexandria) - The Company halted the sales effort during the fourth quarter of 2008 and will operate the remaining 92 units as a rental property.

(5) Halted conversions includes the results of Sheridan Lake Club (Dania Beach Club), Sage, The Martine (Crosspointe), The Hamilton, Verde (Mission Verde) and The Cleo (The Alexandria).

(6) Excludes interest income, interest expense and certain other items specific to condominium conversion projects that ultimately eliminate in consolidation.
Also excludes depreciation expense on halted conversions (active conversions are not depreciated) and excludes income and other taxes on condominium sales and operations, if any.

Equity Residential
Maintenance Expenses and Capitalized Improvements to Real Estate
For the Year Ended December 31, 2008
(Amounts in thousands except for unit and per unit amounts)

		Maintenance Expenses						Capitalized Improvements to Real Estate							Total Expenditures

										Building Improvements (5)
	Total Units (1)		Avg. Per Unit		Avg. Per Unit		Avg. Per Unit	Replacements (4)	Avg. Per Unit		Avg. Per Unit		Avg. Per Unit		Grand Total	Avg. Per Unit
		Expense (2)		Payroll (3)		Total						Total

Established Properties (6)	105,607	$83,558	$791	$72,531	$687	$156,089	$1,478	$38,003	$360	$53,195	$504	$91,198	$864	(9)	$247,287	$2,342

New Acquisition Properties (7)	20,665	15,636	823	13,513	712	29,149	1,535	5,409	285	18,243	961	23,652	1,246		52,801	2,781

Other (8)	6,487	10,883		9,127		20,010		43,497		11,491		54,988			74,998

Total	132,759	$110,077		$95,171		$205,248		$86,909		$82,929		$169,838			$375,086

(1) Total Units - Excludes 9,776 unconsolidated units and 4,709 military housing (fee managed) units, for which maintenance expenses and capitalized improvements to real estate are self-funded and do not consolidate into the Company's results.

(2) Maintenance Expenses - Includes general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3) Maintenance Payroll - Includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4) Replacements - Includes new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.

(5) Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6) Established Properties - Wholly Owned Properties acquired prior to January 1, 2006.

(7) New Acquisition Properties - Wholly Owned Properties acquired during 2006, 2007 and 2008. Per unit amounts are based on a weighted average of 18,983 units.

(8) Other - Includes properties either partially owned or sold during the period, commercial space, corporate housing and condominium conversions. Also includes $34.2 million included in replacements spent on various assets related to major renovations and repositioning of these assets.

(9) For 2009, the Company estimates an annual stabilized run rate of approximately $925 per unit of capital expenditures for its established properties.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2008	2007	2008	2007

REVENUES
Rental income	$45,708	$200,131	$1,627	$26,961

Total revenues	45,708	200,131	1,627	26,961

EXPENSES (1)
Property and maintenance	18,537	69,391	2,194	9,849
Real estate taxes and insurance	5,974	26,845	134	3,945
Property management	(62)	266	-	(4)
Depreciation	11,746	54,124	333	7,102
General and administrative	29	15	5	1

Total expenses	36,224	150,641	2,666	20,893

Discontinued operating income (loss)	9,484	49,490	(1,039)	6,068

Interest and other income	224	221	12	30
Interest (2):
Expense incurred, net	(37)	(4,010)	(9)	(285)
Amortization of deferred financing costs	-	(1,728)	-	(61)
Income and other tax benefit (expense)	1,848	7,309	832	6,326

Discontinued operations	11,519	51,282	(204)	12,078

Minority Interests - Operating Partnership	(718)	(3,256)	12	(774)

Discontinued operations, net of minority interests	10,801	48,026	(192)	11,304

Net gain on sales of discontinued operations	392,857	933,013	27,805	85,523
Minority Interests - Operating Partnership	(24,475)	(59,246)	(1,624)	(5,482)

Gain on sales of discontinued operations, net of minority interests	368,382	873,767	26,181	80,041

Discontinued operations, net of minority interests	$379,183	$921,793	$25,989	$91,345

(1) Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
Additional Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

FFO Reconciliations

			FFO Reconciliations
			Guidance Midpoint Q4
			2008 to Actual Q4 2008
			Amounts	Per Share

Guidance midpoint Q4 2008 FFO - Diluted (1) (2)			$181,533	$0.625
Impairment (including discontinued operations)			(117,132)	(0.405)
Debt extinguishment gains (interest and other income)			4,529	0.016
Property NOI (including reserve adjustments)			3,669	0.013
Interest expense			3,045	0.011
Income and other tax expense			2,418	0.008
Other			6,758	0.025

Actual Q4 2008 FFO - Diluted (1) (2)			$84,820	$0.293

Non-Comparable Items (3)

	Year Ended December 31,			Quarter Ended December 31,
	2008	2007	Variance	2008	2007	Variance

Severance charges:
Property management expense	$(810)	$(1,606)	$796	$(528)	$(1,129)	$601
General and administrative expense	(4,330)	(3,944)	(386)	(2,168)	(3,021)	853
Impairment (including discontinued operations)	(122,103)	(1,726)	(120,377)	(119,247)	(706)	(118,541)
Debt extinguishment gains (interest and other income)	18,737	-	18,737	18,471	-	18,471
Debt extinguishment costs (interest):
Prepayment penalties	(81)	(3,339)	3,258	(40)	-	(40)
Write-off of unamortized deferred financing costs	(1,020)	(4,032)	3,012	(851)	(197)	(654)
Write-off of unamortized premiums/(discounts)	(1,189)	-	(1,189)	(1,164)	-	(1,164)
Premium on redemption of Preferred Shares	-	(6,154)	6,154	-	(10)	10
Net gain on sales of land parcels	2,976	6,360	(3,384)	-	1,130	(1,130)
Net incremental (loss) gain on sales of condominium units	(3,932)	20,771	(24,703)	(1,289)	1,998	(3,287)
Income and other tax (expense) benefit - Condo sales	1,935	7,319	(5,384)	846	6,127	(5,281)
Other	3,288	5,709	(2,421)	691	3,668	(2,977)

Net non-comparable items (3)	$(106,529)	$19,358	$(125,887)	$(105,279)	$7,860	$(113,139)

Note: See page 27 for definitions, footnotes and reconciliations of EPS to FFO.

Equity Residential

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

2009 Earnings Guidance (per share diluted)

	Q1 2009	2009

Expected FFO (1) (2)	$0.53 to $0.58	$2.00 to $2.30

2009 Same Store Assumptions

Physical occupancy		93.5%
Revenue change		(4.50%) to (1.50%)
Expense change		2.50% to 3.50%
NOI change		(9.25%) to (3.75%)

(Note: 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

2009 Transaction Assumptions

Rental acquisitions		$250.0 million
Rental dispositions		$700.0 million
Capitalization rate spread		125 basis points

2009 Debt Assumptions

Weighted average debt outstanding		$9.7 billion to $10.1 billion
Weighted average interest rate (reduced for capitalized interest and
including prepayment penalties)		4.93%
Interest expense		$475.0 million to $495.0 million
Unrestricted cash at 12/31/09		$50.0 million

Note: Debt guidance assumes no debt offerings and no debt extinguishment gains, but does include approximately $9.0 million of interest expense for the mandatory adoption of FASB Staff Position APB 14-1, which requires companies to expense the implied option value inherent in convertible debt. This change does not affect the Company's continued compliance with its financial or debt covenants.

2009 Other Guidance Assumptions

General and administrative expense		$40.0 million to $42.0 million
Interest and other income		$9.0 million to $12.0 million
Income and other tax expense		$1.0 million to $2.0 million
Net gain on sales of land parcels		No amounts budgeted
Preferred share redemptions		No amounts budgeted
Weighted average Common Shares and OP Units - Diluted		291.1 million

Note: See page 27 for definitions, footnotes and reconciliations of EPS to FFO.

Equity Residential

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO for Pages 25 and 26

(Amounts in thousands except per share data)
(All per share data is diluted)

			Expected	Expected
	Expected Q4 2008		Q1 2009	2009
	Amounts	Per Share	Per Share	Per Share

Expected Earnings - Diluted (4)	$110,466	$0.380	$0.22 to $0.27	$0.92 to $1.22
Add: Expected depreciation expense	150,827	0.520	0.52	2.12
Less: Expected net gain on sales (4)	(79,760)	(0.275)	(0.21)	(1.04)

Expected FFO - Diluted (1) (2)	$181,533	$0.625	$0.53 to $0.58	$2.00 to $2.30

Definitions and Footnotes for Pages 25 and 26

(1) The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and OP Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Minority Interests - Operating Partnership". Subject to certain restrictions, the Minority Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2) The Company believes that FFO and FFO available to Common Shares and OP Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and OP Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and OP Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and OP Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and OP Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3) Non-comparable items are those items included in FFO that by their nature are not comparable from period to period, such as net incremental gain on sales of condominium units, impairment charges, debt extinguishment costs and redemption premiums on Preferred Shares/Preference Interests.

(4) Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

CONTACT:
Equity Residential
Marty McKenna, 312-928-1901
mmckenna@eqrworld.com